UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 24, 2007

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.              Material Contracts.

On July 24, 2007, Liquidmetal Technologies, Inc. (the “Company”) completed an $11.1 million financing transaction (the “Transaction”) that provided the Company with funding to repay convertible notes previously issued by the Company that were scheduled to become due in July and August 2007.  In the Transaction, the Company transferred substantially all of the assets (the “Transferred Assets”) of the Company’s Liquidmetal Coatings division (the “Division”) to a newly formed, newly capitalized subsidiary named Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and LMC assumed substantially all of the liabilities of the Division (the “Assumed Liabilities”).  LMC was capitalized through a $6.5 million subordinated debt and equity investment by C3 Capital Partners and a $5.0 million senior credit facility with Bank Midwest, N.A., both out of Kansas City, Missouri.  The Company will retain a 69.5% in LMC, and the remaining 30.75% of the equity of LMC will be held by C3 Capital Partners, Larry Buffington (who will also serve as the President and CEO of LMC), and CRESO Capital Partners (the financial advisor in the Transaction).

Asset Purchase and Contribution Agreement

In connection with the Transaction, the Company and LMC entered into an Asset Purchase and Contribution Agreement, dated July 24, 2007 (the “Asset Purchase Agreement”), under which the Company sold and contributed the Transferred Assets to LMC in exchange for the 69.25% membership interest in LMC, a cash purchase price of $11,095,000, and the assumption by LMC of the Assumed Liabilities.  Under the Asset Purchase Agreement, the Company agreed that it would not compete or assist other competitors in the metal coatings industry, and LMC agreed that it would not compete or assist other competitors in the non-coatings amorphous or semi-amorphous metallic materials industry.  Pursuant to the Asset Purchase Agreement, the Company and LMC also entered into a Services Agreement, under which the Company will continue to provide certain transition services for LMC following the closing of the Transaction, and a License and Technical Support Agreement, under which the Company and LMC entered into certain cross-licenses and covenants relating to the post-closing operation of their respective businesses.  Also under the Asset Purchase Agreement, LMC entered into an Employment Agreement with Larry Buffington, who will also serve as President and Chief Executive Officer of LMC.  The Employment Agreement has a 5-year term, provides for an annual base salary of $250,000, and provides for potential performance bonuses of up to 50% of Mr. Buffington’s base salary.  The Employment Agreement provides that, in the event that Mr. Buffington’s employment is terminated by LMC in a “Termination Without Cause” (as defined in the agreement), then Mr. Buffington will be entitled to severance in the amount of 12-months salary continuation (or salary until the end of the 5-year term if less than 12 months is left in the term).

Securities Purchase Agreement between LMC and C3

In the Transaction, LMC also entered into a Securities Purchase Agreement, dated July 24, 2006 (the “Securities Purchase Agreement”), with C3 Capital Partners, L.P. (“C3”), C3 Capital Partners II, L.P. (“C3 II”, and with C3, the “C3 entities”), and Liquidmetal Coatings Solutions, LLC, a wholly owned subsidiary of LMC that will operate the thermal spray coatings business (“LMCS”).  Pursuant to the Securities Purchase Agreement, LMC sold and issued to the C3 entities subordinated promissory notes in the aggregate principal amount of $5.53 million (the “Notes”) and a 19% membership interest in LMC.  Under the Securities Purchase Agreement, the C3 entities have the right, beginning on the 5th anniversary of the closing of the Transactions (or, if earlier, upon a default by LMC under the Notes or Securities Purchase Agreement) to require LMC to purchase the C3 entities’ membership interests in LMC for a purchase price equal to their pro rata portion of the greater of (i) the appraised fair market value of LMC or (ii) six times LMC’s trailing 12-month earnings before interest taxes, depreciation, and amortization, less funded debt.

The Notes have a maturity date of July 20, 2012 with no required principal payments before maturity other than upon specified triggering events, such as a change in control of LMC.  Interest accrues under the Notes at a rate of 14% per annum, with 12% interest being payable monthly beginning September 2007 and the remaining 2% interest being payable at maturity of the Notes.  In connection with the Securities Purchase Agreement and the Notes, the Company and LMC entered into pledge agreements with the C3 entities in which the Company pledged its membership interest in LMC to secure the obligations under the notes and LMC pledged its membership interests in LMCS to secure its obligations under the Notes.  LMC and LMCS also granted to C3 a blanket security interest in all of their assets to secure their obligations under the Notes.

Loan Agreement with Bank Midwest, N.A.

As part of the Transaction, the Company entered into a Loan Agreement, dated July 24, 2007 (the “Loan Agreement”), with Bank Midwest, N.A. (“Midwest”).  The Loan Agreement provides for total loan availability of $5.5 million, consisting of a $4 million term loan and a revolving loan of up to $1.5 million.  The term loan portion of the Loan Agreement is evidenced by a Term Note (the “Term Note”) issued by LMC to Midwest in the principal amount of $4 million and having a maturity date of July 20, 2011.  The revolving loan portion of the Loan Agreement is evidenced by a Revolving Note (the “Revolving Note”) issued by LMC to Midwest of up to $1.5 million and having a maturity date of July 20, 2008.  Borrowing availability under the Revolving Note is based in a percentage of LMC’s eligible receivables and eligible inventory, and the initial advance under the Revolving Note was $1.0 million.  LMC’s obligations under the Loan Agreement are secured by a blanket security interest in all of LMC’s and LMCS’s assets, and pursuant to an intercreditor agreement between the C3 entities and Midwest, Midwest’s security interest in the assets is senior to C3’s security interest in the same assets.

Interest on the Term Note accrues on the outstanding principal amount at the rate of 8.48% per annum.  LMC is required to make monthly payments of principal and interest under the Term Note, with monthly payments of (i) $62,500 during months 1 through 12, (ii) $83,333.33 during months 13 through 36, and (iii) $104,166.67 during months 37 through 48.  All remaining principal and interest shall be due and payable upon the maturity date.  If the Term Note is prepaid within the first twenty-four (24) months after July 24, 2007, LMC will pay a prepayment penalty of 1% of the outstanding principal balance, together with accrued interest.  After the twenty-four month period has lapsed, LMC will have the right to prepay the Term Note without penalty.  Interest accrues on the Revolving Note at the prime rate of interest.  LMC will make monthly interest payments on the Revolving Note until July 20, 2008, at which point LMC will pay all remaining principal and interest.

LMC Operating Agreement

As a part of the Transaction and immediately prior to the transfer of the Transferred Assets and Assumed Liabilities pursuant to the Asset Purchase Agreement, the Company, the C3 entities, Larry Buffington, CRESO Capital Partners, and LMC entered into an Operating Agreement, dated July 24, 2007, relating to LMC (the “Operating Agreement”).  Under the Operating Agreement, LMT was issued its 69.25% membership interest in LMC, the C3 funds were issued their collective 19% membership interest, Mr. Buffington was issued his 10% membership interest (subject to repurchase a various prices depending upon his length of employment with LMC), and CRESO Capital Partners was issued a 1.75% membership interest.  The Operating Agreement provides that LMC will be managed by a Board of Managers comprised of one manager designated by the Company, one manager designated by C3, and Larry Buffington (but Mr. Buffington will only serve as a manager while he serves as President and CEO of LMC and does not at such time serve as President and CEO of the Company).  The Operating Agreement designates Larry Buffington as LMC’s initial President and CEO.

Item 2.01.              Completion of Disposition of Assets.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03.              Creation of a Direct Financial Obligation.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03 to the extent that such information would be required to be disclosed pursuant to Item 2.03 of Form 8-K.

Item 7.01.              Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K:  Press release, dated July 26, 2007, announcing the Transaction.  A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry Buffington
Larry Buffington,
President and Chief Executive Officer

Date:  July 27, 2007

EXHIBIT INDEX

Exhibit Number	Document Description

2.1	Asset Purchase and Contribution Agreement, dated July 24, 2007 between Company and Liquidmetal Coatings, LLC. (includes Liquidmetal Coatings, LLC Operating Agreement).

2.2	Loan Agreement, dated July 24, 2007 by and among Liquidmetal Coatings, LLC, Liquidmetal Coatings Solutions, LLC and Bank Midwest, N.A.

2.3	Securities Purchase Agreement, dated July 24, 2007 by and among Liquidmetal Coatings, LLC, C3 Capital Partners, L.P., C3 Capital Partners II, L.P. and Liquidmetal Coatings Solutions, LLC.

99.1	Press Release, dated July 26, 2007